SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (as the same may be amended, modified or supplemented from time to time, the “Agreement”) is made and entered into in New York, New York, this 28th day of January, 2009, by and between Optionable, Inc., a Delaware corporation (including its successors, the “Corporation”), and Edward J. O’Connor (“EJO”).

WHEREAS, EJO is a co-founder of the Corporation, is currently the only co-founder serving as an officer or director of the Corporation and has served as a director and an officer of the Corporation continuously since its inception, and currently serves as the Corporation’s President and a director;

WHEREAS, the Corporation has determined that EJO’s continued cooperation will be essential to its defense of claims brought by the CFTC against the Corporation and any claims that may be brought against the Corporation by one or more individual private plaintiffs;

WHEREAS, EJO has indicated his desire to resign from his position as the President of the Corporation, subject to the terms and conditions of this Agreement, and the Corporation has indicated its willingness, subject to the terms and conditions of this Agreement (including, Section 8(a) hereof), to accept EJO’s resignation;

WHEREAS, in connection with his resignation as the President of the Corporation, EJO has agreed to accept a substantial reduction in his annual compensation;

WHEREAS, EJO is currently entitled to indemnification by the Corporation to the maximum extent permissible under applicable law;

WHEREAS, the parties have agreed that EJO’s resignation of his role as the President of the Corporation shall be effective as of January 28, 2009 (the "Effective Date");

WHEREAS, EJO and the Corporation wish to set forth their respective rights and obligations with respect to the termination of EJO’s role as President;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Resignation; Director Status Unaffected.  The parties hereby agree that the employment arrangement between EJO and the Corporation pursuant to which EJO serves as the Corporation’s President is terminated as of the Effective Date. Except as expressly provided in this Agreement, all rights and obligations of EJO and the Corporation with respect to EJO's employment as the President of the Corporation are duly and effectively terminated as of the Effective Date.  After the Effective Date, EJO agrees to cooperate with the Corporation as is reasonably necessary to assist on transitional issues.  EJO shall remain in his role as a director of the Corporation until such time as his successor is duly nominated and qualified.

2. Severance Payment; COBRA Benefits.  Except as provided or referenced herein, or under applicable law, EJO will not be eligible for any compensation or employer-sponsored benefits after the Effective Date, other than a monthly severance payment of $2,083.33 (net of applicable withholding), payable on or before the 15th of each month (starting with February 15, 2009) for twelve consecutive months.  EJO shall be entitled to continue his participation in any health insurance plan in which he participated immediately prior to the Effective Date to the maximum extent permissible under COBRA.

3. Corporation Property. EJO warrants that he has returned to the Corporation; or will return to the Corporation on or before the Effective Date, all credit cards, computers, telecommunications equipment and keys. Notwithstanding anything to the contrary in this Section 3, for so long as EJO is a member of the Corporation’s Board of Directors and, should EJO no longer be such a member, for so long as the Board of Directors permit, EJO shall (a) retain one computer already in his home, (b) retain the mobile phone already in his possession as of the date of this Agreement and (c) be fully reimbursed by the Corporation for the phone service and usage bills and fees associated with such mobile phone.  As of the Effective Date, EJO agrees that he shall not represent to any third party that he is acting as an officer of the Corporation.  The foregoing limitations, however, shall in no way interfere or restrict his: (i) full discharge of his duties as a director of the Corporation for such time as he remains a director of the Corporation, (ii) defense of, or other participation in, any claims, proceedings, suits actions, investigations, disputes or similar matter to which he is currently, or may become after the Effective Date (whether individually or as an agent of the Corporation), a party.

4.  Non-Compete.

a. EJO shall not, for a one (1) year period commencing on the Effective Date, directly or indirectly, (a) be employed by, engage in or participate in the ownership, management, operation or control of, or act in any advisory or other capacity for, any Competing Entity which conducts its business within the Territory (as the terms Competing Entity and Territory are hereinafter defined); provided, however, that notwithstanding the foregoing, EJO may make solely passive investments in any Competing Entity the common stock of which is "publicly held" and of which EJO shall not own or control, directly or indirectly, in the aggregate securities which constitute five percent (5%) or more of the voting rights or equity ownership of such Competing Entity, (b) solicit or divert any business or any customer from the Corporation or assist any person, firm or corporation in doing so or attempting to do so, (c) cause or seek to cause any person, firm or corporation to refrain from dealing or doing business with the Corporation or assist any person, firm or corporation in doing so or (d) solicit for employment, or advise or recommend to any other person that they employ or solicit for employment or retention as an employee or consultant, any person who is an employee of, or exclusive consultant to, the Corporation.  For purposes of this Section 4, the term "Competing Entity", shall mean any entity which is presently or hereafter engaged in the business of providing to third parties products or services similar to those provided by the Corporation as of the Effective Date. The term "Territory" shall mean North America. Notwithstanding anything in the above to the contrary, EJO may engage in the activities Set forth in this Section 4 hereof with the prior written consent of the Corporation, which consent may be withheld in the Corporation’s sole discretion.  For avoidance of doubt, the Corporation is not engaged in the business of commodities trading.

b. EJO acknowledges and agrees that the covenants set forth in this Section 4 are reasonable and necessary in all respects for the protection of Corporation's legitimate business interests (including without limitation Corporation's confidential, proprietary information and trade secrets and client good-will, which represents a significant portion of Corporation's net worth and in which Corporation has a property interest). EJO acknowledges and agrees that, in the event that he breaches any of the covenants set forth in this Section 4, the Corporation shall be irreparably harmed and shall not have an adequate remedy at law, and, therefore, in the event of such a breach, Corporation shall be entitled to injunctive relief, in addition to (and not exclusive of) any other remedies (including monetary damages) to which Corporation may be entitled under law, without the necessity of proving damages or posting any bond in connection therewith..  If any covenant set forth in this Section 4 is deemed invalid or unenforceable for any reason, it is the parties' intention that such covenants be equitably reformed or modified to the extent necessary (and only to such extent) to render it valid and enforceable in all respects. In the event that the time period and geographic scope referenced above is deemed unreasonable, overbroad, or otherwise invalid, it is the Parties' intention that the enforcing court shall reduce or modify the time period and/or geographic scope to the extent necessary (and only to such extent) to render such covenants enforceable in all respects.

5. Mutual Non-Disparagement:

EJO, solely on behalf of himself and his estate, and the Corporation, for itself and on behalf of its officers, directors, partners, managers, members, employees, agents, and attorneys, with regard to EJO and his employment with the Corporation and his service to the Corporation, expressly acknowledge, agree, and covenant that they will not make any statements, comments, or communications that could constitute disparagement of one another or that may be considered to be derogatory or detrimental to the good name or business reputation of one another; provided, however, that the terms of this Section 5 shall not apply to communications between EJO and his spouse, mental health professional, clergy, or attorneys, to any statement, testimony or response he is asked to provide in any legal or arbitral proceeding or investigation or to any statement he makes to enforce or defend his rights under this Agreement.  Similarly, the terms of this Section 5 shall not apply to communications between the Corporation and its attorneys, to any statement, testimony or response any of its agents is asked to provide in any legal or arbitral proceeding or investigation or to any statement any of its agents makes to enforce or defend the Corporation’s  rights under this Agreement.  Where applicable, this mutual non-disparagement covenant applies to any public or private statements, comments, or communications in any form, whether oral, written, or electronic. The parties further agree that they will not in any way solicit any such statements, comments, or communications.

6. Mutual Release

a. EJO, for himself and his estate, hereby releases, waives and forever discharges and agrees to indemnify and hold the Corporation and its officers, directors, shareholders, agents, successors and assigns harmless from any and all of EJO’s claims and causes of action, any demands, liens, agreements, promises, suits, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities from intentional infliction of emotional harm or distress, discrimination, harassment and/or retaliation solely on account of age, sex, sexual orientation, race, color, religion, marital status, disability, height, weight, national origin, or any other classification recognized under any law, or violations of the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Age Discrimination in Employment act of 1967, as amended, the Americans with Disabilities Act of 1990, the Rehabilitation At of 1973, as amended, the Older Workers Benefit Protection Act, as amended, the Medical Leave Act of 1993, as amended, or the Elliott-Larsen Civil Rights Act, whether known or unknown, suspected or unsuspected, fixed or contingent, concealed or hidden, arising from the beginning of time to the date of this Agreement, but expressly excluding EJO’s rights and the Corporation’s obligations under this Agreement and expressly excluding the right of EJO to indemnification or other benefit for any act or omission in connection with his service as an officer and a director of the Corporation.  EJO’s release pursuant to this Section 6(a) includes, without limitation, any facts or circumstances arising out of or in any way connected with any federal, state, local or municipal constitution, statute, ordinance, executive order, regulation, or the common law relating to employment discrimination, or claims growing out of any legal restrictions on the rights of the Corporation to discharge its employees, that EJO now has or claims to have, or which EJO heretofore had, or which EJO may have or claim to have at any time hereafter, and EJO expressly waives any and all remedies that may be available thereunder.  EJO EXPRESSLY ACKNOWLEDGES THAT THE CONSIDERATION SET FORTH IN THIS AGREEMENT CONSTITUTES AND THE OTHER AGREEMENTS HEREUNDER CONSTITUTE ADEQUATE AND SUFFICIENT CONSIDERATION FOR THE FOREGOING RELEASE.

b. The Corporation, to the maximum extent pursuant to applicable law, hereby releases, waives and forever discharges and agrees to indemnify and hold EJO harmless from any and all of the Corporation’s claims and causes of action, any demands, liens, agreements, promises, suits, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature at law, equity or otherwise, whether known or unknown, suspected or unsuspected, fixed or contingent, concealed or hidden, arising from the beginning of time to the date of this Agreement, but expressly excluding any release that would be expressly unenforceable under applicable law and expressly excluding the Corporation’s rights and EJO’s obligations under this Agreement.

7. Confidentiality ..

a.  The parties hereto agree that the terms and conditions of this Agreement are confidential and further agree that they shall not divulge the terms of this Agreement to third parties generally, except as required by applicable law or to enforce this Agreement or to defend against a claim related thereto and except that the parties may reveal such terms to their respective accountants, legal counsel and other professional advisors. In the event this covenant of confidentiality is breached, the Corporation and EJO will have and may pursue legal remedies for any damage arising from a breach of this provision. The parties agree that any press release or other public disclosure relating to the contents of this Agreement shall be mutually acceptable to both parties hereto. Notwithstanding the foregoing, the Corporation shall be under no obligation to reach agreement with EJO on the contents of any such public announcement or disclosure required by applicable law, rule or regulation, including, but not limited to, any public announcement or disclosure required by federal or state securities laws, rules or regulations. Notwithstanding the above, the parties may make any disclosure required by law, subpoena, regulation or governing authority, including disclosure required by a self-regulatory organization such as the NASD or the Securities and Exchange Commission and to their respective lawyers and accountants.

b.  EJO possesses and will continue to possess information that has been created, discovered, or developed by, or otherwise become known to, EJO (including, without limitation, information created, discovered, developed or made known by EJO during the period of or arising out of EJO’s affiliation with the Corporation, whether before or after the date hereof) or in which property rights have been or may be assigned or otherwise conveyed to the Corporation, information which has commercial value in the business in which the Corporation is engaged and is treated by the Corporation as confidential.  All such information is hereafter called “Proprietary Information”, which term, as used herein, shall also include, but shall not be limited to, systems, processes, formulae, data, functional specifications, computer programs, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, customer and supplier lists, and information concerning the levels and kinds of business transacted by or with customers and suppliers.  Proprietary Information has been obtained and developed by the Corporation at its sole expense and is the sole and exclusive property of the Corporation.  EJO neither has nor shall have any right, title or interest herein.  EJO hereby assigns to the Corporation any rights he may have or acquire in Proprietary Information.  EJO agrees that at all times after the Effective Date he will not, directly or indirectly, use, divulge, furnish or make accessible to anyone, for any purpose whatsoever, any Proprietary Information of the Corporation, unless and to the extent that the Proprietary Information becomes generally know to and available for use by the public other than as a result of EJO’s acts or omissions to act.

8.  Cooperation; Indemnification.

a.  EJO agrees to give reasonable cooperation, at the Corporation's request, in any pending or future litigation, regulatory proceeding or arbitration brought against the Corporation or any of its affiliates and in any investigation the Corporation or any of its affiliates may conduct. EJO shall be reimbursed for all time spent, after the Effective Date, at an hourly rate of $500 per hour. The Corporation shall reimburse EJO for all expenses reasonably incurred by him in compliance with this Section 8. Furthermore, EJO agrees, in the event he receives a court or administrative order, subpoena, request for interview or similar demand regarding the Corporation, including, but not limited to, from a regulatory or law enforcement agency, he shall, except to the extent he is advised not to do so by his legal counsel, immediately inform the Corporation in writing of his receipt of such subpoena request or similar demand.

b. The Corporation agrees to cause its employees, officers, directors, agents and other representatives to give reasonable cooperation, at EJO’s request, in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, formal or informal investigative or other), whether instituted by the any governmental agency, the NASD, NYSE, SEC, stockholder of the Corporation, or any other party, or any inquiry or investigation that EJO in good faith believes might lead to the institution of any such action, suit or proceeding (“Claims”) brought against EJO.

c. The Corporation shall, to the fullest extent permitted by applicable law, indemnify EJO if he is, or is threatened to be, made a party to any threatened, pending or completed Claim, by reason of the fact that he is or was, a director or officer of the Corporation, or is or was serving, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of EJO in connection with such action, suit or proceeding and any appeal therefrom.  The  Corporation shall pay in advance of the final disposition of such matter any expenses (including reasonable attorneys’ fees) incurred by EJO in defending a civil, criminal, regulatory, administrative or investigative action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred by EJO in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by EJO to repay all amounts so advanced in the event that it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Agreement, which undertaking shall be accepted without reference to his financial ability to make such repayment.  In any suit brought by EJO to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that EJO is not entitled to be indemnified, or to such advancement of expenses, under this Agreement or otherwise shall be on the Corporation, and absent a final determination in favor of the Corporation, the Corporation shall be further obligated to pay or reimburse (including through the advancement of expenses described herein) EJO for the fees (including attorneys’ fees) he incurs to enforce or defend his rights hereunder.  The Corporation shall not indemnify EJO if he is seeking indemnification in connection with a proceeding (or part thereof) initiated by him (other than as a cross-claim, counterclaim or third party claim or to enforce or defend his rights under this Agreement) unless the initiation thereof was approved by the Board of Directors of the Corporation.  In addition, the Corporation shall not indemnify EJO to the extent he is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to him and he is subsequently reimbursed from the proceeds of insurance, EJO shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.  All determinations hereunder as to EJO’s entitlement to indemnification or advancement of expenses shall be made in each instance by a court of competent jurisdiction.  The indemnification rights provided herein (a) shall not be deemed exclusive of any other rights to which EJO may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (b) shall inure to the benefit of his heirs, executors and administrators.

d. The Corporation shall maintain, at all times from the Effective Date and thereafter so long as EJO shall be subject to any possible Claim, by reason of the fact that EJO was serving as either an officer or a director of the Corporation, liability insurance (such as Directors’ and Officers’ liability insurance) of such scope and coverage amounts as the Corporation certifies to EJO is sufficient to reasonably ensure that it will be able to fully honor its obligations to EJO under Section 8 of this  Agreement and any similar right that EJO may have under the Corporation’s bylaws or under applicable law.  If EJO provides an evaluation by a third party insurance consultant that either the scope, coverage levels, or both, are materially deficient to enable the Corporation to reasonably ensure that it will be able to fully honor its obligations to EJO under Section 8 of this Agreement, then the Corporation and EJO shall use commercially reasonable efforts to reconcile any such discrepancies within ten business days of notice from EJO to the Corporation.  If the parties are unable to reach a mutually satisfactory conclusion, the dispute shall be resolved as set forth in Section 18 of this Agreement.  If EJO is the substantially prevailing party in such arbitration or other resolution of a dispute contemplated by the preceding two sentences, then the Corporation shall reimburse EJO for all fees (including attorneys’ fees) and expenses he incurred to obtain such evaluation and all fees (including attorneys’ fees) and expenses he incurred to resolve any dispute with the Corporation or to enforce his rights under this sentence.  EJO’s right to contest the certification set forth in this paragraph 8(d) shall be exercisable no more frequently than annually, unless timeliness or the interests of justice otherwise require, or unless the Corporation changes liability insurance carriers during such twelve month period.

e.  The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

9. Acknowledgement of Consideration. EJO acknowledges that the only consideration that he has received for executing this Agreement is the consideration set forth in this Agreement and that no other promise, inducement, threat, agreement or understanding of any kind or description has been made with or to EJO by the Corporation to cause him to agree to the terms of this Agreement.

10. Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the Corporation to:

Optionable, Inc.
________________
________________
Attention:
Fax No.

If to EJO to:

Mr. Edward J. O’Connor

or at such other place as may be designated by a party in writing by like notice.

11. Further Assurances  Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

12. Headings  The section headings contained herein are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

13. Counterparts.  This Agreement may be executed in counterparts, it being understood that such counterparts, taken together, shall constitute but one and the same agreement.  A facsimile signature shall constitute an original signature.

14. Governing Law, Venue, Waiver of Jury Trial   This Agreement shall be governed by and construed and enforced in accordance with the laws of the New York (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to, matters of validity, construction, effect and performance. The parties hereto hereby consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and waive any contention that such court is an improper venue for the enforcement of this Agreement.  Each of the parties irrevocably waives any right it may have to a trial by jury in any such action, suit or proceeding.

15. Entire Agreement   This Agreement sets forth the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties pertaining to the subject matter hereof, whether oral, implied or written.  There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

16. Interpretation. The division of this Agreement into Sections, and subsections and the insertion of headings are for convenience of reference only and will not affect its construction or interpretation.  Terms of gender will be deemed interchangeable, as will singular and plural terms, in each case, unless the context otherwise requires.

17. No Amendment/Waiver.  This Agreement may not be amended or modified in any manner nor may any of its provisions be waived except by written amendment executed by the parties expressly indicating the parties’ intention to so amend or modify this Agreement.  Any such amendment, modification or waiver shall be effective only in the specific instance and for the purpose for which it was given.

18. Arbitration.  Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in New York City which shall be in accordance with the rules and procedures of the American Arbitration Association as such rules and procedures shall be in effect on the date of delivery of demand for arbitration.  The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law.  The decision of the arbitrators or a majority of them shall be final and binding on both parties and their respective heirs, executors, administrators, successors and assigns.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.  There shall be three arbitrators, one to be chosen directly by each party at will and the third arbitrator to be selected by the two arbitrators so chosen.  All costs of the arbitration, including the cost of the third arbitrator, the record or transcripts thereof, if any, administrative fees, fees and expenses incurred by both parties (including attorneys’ fees) in connection with the arbitration or any proceeding related thereto or any settlement thereof, and all other fees and costs shall be borne by the Corporation; provided, that if the arbitrators determine that EJO has breached his obligations under this Agreement and that the Corporation is not in breach of any of its obligations under this Agreement, then EJO shall be responsible for paying his own costs and expenses in connection with the arbitration.  Nothing contained herein shall be construed or interpreted to preclude the Corporation prior to, or pending the resolution of, any matter subject to arbitration from seeking injunctive relief in any court for any breach or threatened breach of any of EJO’s agreements in this Agreement.

19. Non-Assignability.  The obligations of EJO and the Corporation hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.

20. Severability.  The various Sections of this Agreement are severable, and if any Sections or an identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Sections or identifiable parts thereof in this Agreement, and the parties hereto agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement, to the extent required for the purposes of the validity and enforcement hereof.  Notwithstanding the foregoing, if the Corporation’s obligations set forth in Section 8 hereof are unenforceable for any reason, EJO shall have the right to elect that this Agreement shall be deemed null and void as of the Effective Date, and EJO shall be entitled to indemnification for all damages, liabilities, costs and expenses (including attorneys’ fees) he has incurred from and after the Effective Date pursuant to or in reliance on this Agreement.

21. No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

22. Third Party Beneficiaries.   EJO’s estate and heirs are intended third party beneficiaries of EJO’s rights and the Corporation’s obligations hereunder.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

OPTIONABLE, INC.

By: /s/ Marc-Andre Boisseau Name:Marc-Andre Boisseau Title: CFO

I hereby submit my resignation as an employee and an officer of Optionable, Inc., and agree to the terms, conditions and agreements set forth in this Separation Agreement. To the extent that I am an officer or employee of any entity affiliated with Optionable, Inc., I hereby resign all of such positions.

My signature below indicates that I have had at least 21 days to consider the terms and conditions of this Separation Agreement and that I have been advised to consult with an attorney prior to executing this Separation Agreement. I understand that for a period of seven days following the execution of the Separation Agreement, I may revoke this Separation Agreement by delivering a written notice to the Corporation to that effect. Lastly, my signature below indicates that I have carefully read and reviewed this Separation Agreement, that I fully understand all of it’s terms and conditions and that, except as provided herein, I have not relied upon any representations by the Corporation or any of its affiliates, employees or agents concerning the terms of this Separation Agreement, and execute and deliver this Separation Agreement freely and voluntarily.

/s/ Edward J. O’Connor Edward J. O’Connor